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                                                                    EXHIBIT 10.3

                             Employment Agreement,
                   dated as of the 29th day of October, 1997,
                    between Thomas D. Carey and the Company
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                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT, dated as of the 29th day of October, 1997, between THOMAS D. CAREY (the "Executive") and MEMRY CORPORATION, a Delaware corporation (the "Company").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company and the Executive desire to enter into an employment agreement on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein, the parties agree as follows:

     1.   Employment and Duties.  The Company hereby agrees to employ the
          ---------------------
Executive, and the Executive hereby accepts employment, upon the terms and conditions set forth herein. During the term of his employment, the Executive shall diligently and faithfully serve the Company in the capacity of Vice President of Corporate Development and Chief Financial Officer, or in such other executive capacity or capacities as the Board of Directors may, from time to time, direct. The Executive agrees to devote his full business time and attention to the affairs of the Company. As Vice President of Corporate Development and Chief Financial Officer, the Executive shall have primary responsibility for all treasury, controller, financial planning and information system activities of the Company and shall report to the President and Chief Executive Officer of the Company. The Executive shall devote his best efforts and entire business time, services and attention to the advancement of the Company's business and interests. The Executive shall diligently and faithfully carry out the policies, programs and directions of the Board of Directors of the Company.

     2.   Term.  The term of this Agreement shall commence on the date hereof,
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and shall terminate on the day before the first anniversary of such date.
Thereafter, this Agreement shall be automatically renewed for successive one-year periods, unless either party notifies the other in writing of his or its intention not to renew at least six (6) months prior to the date on which the term of this Agreement would otherwise terminate.

     3.   Compensation.  In consideration of the services rendered by the
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Executive, the Company agrees to compensate the Executive as follows:

          (a) The Company shall pay to the Executive a signing bonus of $75,000, of which (i) two-thirds ($50,000) shall be paid to the Executive upon execution of this Agreement, and (ii) the remaining one-third ($25,000) shall be paid upon the first anniversary of this Agreement (but if and only if either (i) the Executive is still in the employ of the Company on October 29, 1998, or (ii) the Agreement has terminated on October 28, 1998, by virtue of notice sent by the Company pursuant to Section 2 above where no cause for termination pursuant to
Section 5(b) below exists).
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          (b) The Company shall pay to the Executive an annual base salary of
$150,000, payable in accordance with the Company's normal payroll practices in effect from time to time (but not less frequently than semi-monthly). The Executive's base salary may be increased from time to time by the Board in accordance with normal business practices of the Company.

          (c) The Executive shall also be eligible to receive additional compensation in the form of one or more periodic cash bonuses that shall be determined by and in the sole discretion of the Compensation Committee of the Board of Directors of the Company. The parties agree and understand that the form and amount of any such bonuses shall only be determined by said Compensation Committee upon the completion of the current compensation study being undertaken by Aon Consulting.

          (d) The Company shall grant to the Executive 75,000 Incentive Stock Options ("ISOs") pursuant to the Memry Corporation Stock Option Plan (the "Plan"). The exercise price for the Options shall be $3.75. Of such ISOs, 15,000 shall vest as of the date of grant, and, thereafter, an additional 20,000 ISOs shall vest and become exercisable on each of the first, second and third anniversaries of the date of grant. The ISOs shall all terminate ten years from the date of grant.

          (e) The Company shall grant to the Executive an additional 25,000 Incentive Stock Options ("Part II Options") pursuant to the Plan. The exercise price for the Part II Options shall be $4.25 per share. The Part II Options shall vest upon the following schedule: once the price of the Company's Common Stock equals or exceeds $4.25 per share (based on closing bids, if available, or closing trades otherwise) for a period of twenty consecutive trading days (the "Part II Date"), (i) 8,333 Part II Options shall vest on the first anniversary of the Part II Date, and (ii) an additional 8,333 shares shall vest upon each of the second and third anniversaries of the Part II Date; provided, however, that none of the Part II Options shall vest unless and until the Executive remains employed by the Company on October 29, 1999. The Part II Options shall terminate ten years from the Part II Date.

          (f) The grant to the Executive of both the ISOs and the Part II Options shall be subject to the Executive executing and delivering to the Company Nontransferable Incentive Stock Option Agreements with the Company, in the Company's standard form. The ISOs and the Part II Options shall be subject to all terms, conditions and limitations set forth in such agreements and the Plan; provided, however, that in the event of any sale of all or substantially all of the Company's assets, or any merger or consolidation of which the Company is not the surviving party, then to the extent that any ISOs or Part II Options have not yet become exercisable, the Company agrees to cause the exercisability of such options to be accelerated to the full extent permitted by the Plan.

          (g) The Executive shall be entitled to fringe benefits comparable to the benefits afforded to other executive employees of the Company, including, but not limited to, coverage under any health, accident, hospitalization, disability, retirement, life insurance, 401-K and annuity plans, programs or policies maintained by the Company. In addition, and without limiting the foregoing, the Company shall provide the Executive with the following:

               (i)    twenty working days of vacation per calendar year;

               (ii)   a car allowance of $300.00 per month;

               (iii) all customary moving expenses (including, without limitation, all temporary living expenses incurred by Executive during the period

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                      from October 29, 1997 through December 31, 1997), mortgage points, closing costs, brokerage fees (or, if the Executive sells his house in Cary, North Carolina, without the assistance of a real estate broker, the Company shall pay the Executive 2% of the sales price in lieu of such brokerage fees), title search, etc. In addition, the Company shall provide a "tax adder" gross up for those expenses not deductible on the Executive's personal income taxes; and

               (iv)   eight paid sick days.

          (h) The Executive shall be entitled to reimbursement, in accordance with Company policy, of all reasonable, ordinary and necessary out-of-pocket expenses which he incurs on behalf of the Company in the course of performing his duties hereunder, subject to furnishing appropriate documentation of such expenses in form and substance satisfactory to the Company.

     4.   Employee's Covenants.
          --------------------

          (a) Except as otherwise provided herein, during the term of employment, as set forth in Section 2 hereof, and for a period of two years thereafter, the Executive shall not, directly or indirectly in any manner or under any circumstances or conditions whatsoever, on his own behalf or on behalf of others, without the express written consent of the Company: (i) be or become interested, as an individual, partner, principal, agent, clerk, employee, stockbroker, officer, director, trustee, or in any other capacity whatsoever, except as a nominal owner of stock of a public corporation, in any business which is in any way in competition with the business of the Company or any direct or indirect subsidiaries of the Company (including the Company, the "Affiliated Companies") within the United States; (ii) solicit any business from any person or firm which is or was a customer of the Affiliated Companies at the time of termination of the Executive's employment or within the preceding twelve-month period; (iii) solicit any person employed by the Affiliated Companies or render services to any business which competes with the business of any of the Affiliated Companies.

          (b) The Executive acknowledges that some of the information that he will acquire in the course of his employment with the Company concerning the Affiliated Companies' policies, business methods, products, systems, customer lists, marketing programs, ideas, plans concerning business or product development, and other such matters is valuable proprietary information and may constitute trade secrets of the Affiliated Companies. Therefore, the Executive agrees that he shall take all reasonable and necessary steps during the term of his employment and thereafter to safeguard such information and he shall not disclose the same to any person or firm, except as necessary in the course of performing his duties on behalf of the Company hereunder. Further, upon termination of his employment hereunder, the Executive agrees that he will deliver to the Company any and all records, files, lists or other documents containing information within the scope of the foregoing description, including, without limitation, the Executive's records of contacts with customers and suppliers and potential customers and suppliers.

          (c) The Executive agrees that the Company may not be adequately compensated by money damages for a breach by the Executive of any of the covenants contained in this Section 4 and that the Company shall be entitled to injunctive relief and specific performance in connection therewith, in addition to all other remedies. Each of the covenants contained in this Section 4 shall be construed as separate covenants, and if any court shall finally determine that any of the restraints provided for in any such covenants are too broad as to this area, activity or time covered, said area, activity or time covered

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shall be deemed reduced to whatever extent the court deems reasonable and such covenants shall be enforced as to such reduced area, activity or time.

          (d) The parties hereto agree that the covenants and agreements contained in this Section 4 are, taken as a whole, reasonable in their scope and duration, and no party shall raise any issue of the reasonableness of the scope of duration of any such covenants in any proceeding to enforce any such covenants.

     5.   Termination of Employment.
          -------------------------

          (a) The Executive's employment hereunder may not be terminated prior to the expiration of the employment period specified in Section 2 hereof except in accordance with the provisions of this Section 5.

          (b) The Executive's employment may be terminated by the Company at any time for cause. For purposes of this Agreement, "for cause" shall mean dishonesty materially relating to the Executive's employment, habitual drunkenness, any substance abuse, commission of a felony, any violation of any federal procurement statute or regulation, any violation of any state or federal law relating to the workplace environment (including without limitation laws relating to sexual harassment or age, sex or other prohibited discrimination) or any violation of any Company policy adopted in respect of any of the foregoing, gross incompetence, gross insubordination or any material violation of this Agreement (which shall include, but not be limited to, a violation of the confidentiality and non-competition provisions hereof). "For cause" termination must be accompanied by a written notice to that effect.

          (c) If the Executive dies, this Agreement shall terminate effective at the time of his death; provided, however, that such termination shall not result
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in the loss of any benefit or rights which the Executive may have accrued through the date of his death. If the Executive's employment is terminated prior to the expiration of the employment period due to his death, the Company shall make a severance payment to the Executive or his legal representatives equal to the Executive's regular salary payments through the end of the month in which such death occurs.

          (d) If the Executive becomes disabled, this Agreement may be terminated, at the Company's option, at the end of the calendar month during which his disability is determined; provided, however, that such termination
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shall not result in the loss of any benefit or rights which the Executive may have accrued through the date of his disability. If the Executive's employment is terminated prior to the expiration of the employment period due to his disability, the Company shall make a severance payment to the Executive or his legal representative equal to the Executive's regular salary payments for a period of six (6) months or until payments begin under any disability insurance policy maintained by the Company for the benefit of the Executive, whichever period is shorter. For the purposes of this section, the definition of "disability" shall be the same as that contained in any disability insurance policy maintained by the Company in effect at the time of the purported disability, or last in effect, if no policy is then in effect.

          (e) If the Company terminates the Executive's employment for any reason other than upon the termination hereof pursuant to Section 2, for cause, death or disability, the Executive shall be entitled to receive severance payments equal to his regular salary payments for a period of six (6) months after the date of such termination.

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     6.   Effect of Termination.  Upon termination of the Executive's employment
          ---------------------
for any reason whatsoever, all rights and obligations of the parties under this Agreement shall cease, except that the Executive shall continue to be bound by the covenants set forth in Section 4 hereof, and the Company shall be bound to pay to the Executive accrued compensation, including salary and other benefits, to the date of termination and any severance payments which may be owed under the provisions of Section 5 hereof.

     7.   Remedies.  The Executive hereby acknowledges that his services are
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unique and extraordinary, and are not readily replaceable, and hereby expressly agrees that the Company, in enforcing the covenants contained in Section 4 of this Agreement, in addition to any other remedies provided for herein or otherwise available at law, shall be entitled in any court of equity having jurisdiction to an injunction restraining him in the event of such a breach, actual or threatened, of the agreement and covenants contained in Section 4 of this Agreement.

     8.   Miscellaneous.
          -------------

          (a) This Agreement may not be assigned by either party hereto.

          (b) In the event that any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be, and shall be deemed to be, modified so as to become valid or enforceable, and the remaining provisions of this Agreement shall not be affected.

          (c) This Agreement shall be governed by and construed in accordance with the law of the State of Connecticut.

          (d) No modification of this Agreement shall be effective unless in a writing executed by both parties.

          (e) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements, representations and promises by either party or between the parties.

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     IN WITNESS WHEREOF, the parties hereto have signed this instrument as of the date first above written.

                         MEMRY CORPORATION


                         By:/s/ James G. Binch
                            ------------------------------------
                            Name:  James G. Binch
                            Title: President



                         /s/ Thomas D. Carey
                         ----------------------------------------
                         Thomas D. Carey

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